UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)) [ X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                               GARDENBURGER, INC.
             (Exact Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)  Title of each class of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                               GARDENBURGER, INC.
                       1411 SW MORRISON STREET, SUITE 400
                             PORTLAND, OREGON 97205

                                                                  April 21, 1999


Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Wednesday, May 12, 1999, at 10:00 a.m. Pacific Daylight Savings Time, at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management of your Company and its Directors, and to answer questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Shareholders describing the Company's operations for the year ended December 31, 1998 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                               Yours for Better Health,

                               GARDENBURGER, INC.



                               E. Kay Stepp
                               CHAIRMAN OF THE BOARD OF DIRECTORS

                               GARDENBURGER, INC.
                       1411 SW MORRISON STREET, SUITE 400
                             PORTLAND, OREGON 97205
                             ----------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1999
                             -----------------------

To the Shareholders of Gardenburger, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of GARDENBURGER, INC. (the "Company"), an Oregon corporation, will be held at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212, on Wednesday, May 12, 1999, at 10:00 a.m. Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

     1. To elect eight Directors to serve until the next Annual Meeting of Shareholders (Proposal No. 1); and

     2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Friday, March 5, 1999, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 1998 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.


                       By Order of the Board of Directors:



                       E. KAY STEPP
                       CHAIRMAN OF THE BOARD OF DIRECTORS

Portland, Oregon
April 21, 1999

                               GARDENBURGER, INC.
                       1411 SW MORRISON STREET, SUITE 400
                             PORTLAND, OREGON 97205

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1999
                             ----------------------

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Gardenburger, Inc. (the "Company"), an Oregon corporation, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212, on Wednesday, May 12, 1999, at 10:00 a.m. Pacific Daylight Savings Time, and any adjournment thereof. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company without additional compensation for such services. All expenses of the Company associated with this solicitation will be borne by the Company. In addition, the Company reserves the right to utilize the services of an independent proxy solicitation firm to assist with the solicitation of proxies at an estimated cost of $5,000.

The two persons named as proxies on the enclosed proxy card, E. Kay Stepp and Richard C. Dietz, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for Directors proposed by the Board of Directors.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

These proxy materials and the Company's 1998 Annual Report to Shareholders are first being mailed on or about April 21, 1999 to shareholders of record of the Company's Common Stock on March 5, 1999. The address of the principal executive office as well as the mailing address of the Company is 1411 SW Morrison Street, Suite 400, Portland, Oregon 97205.

VOTING AT THE MEETING

In accordance with the Company's Bylaws, the stock transfer records were compiled on March 5, 1999, the record date set by the Board of Directors for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were 8,783,271 shares of Common Stock outstanding and entitled to vote, and the Common Stock was the only class of capital stock of the Company outstanding.

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting, the eight persons to be nominated for election as Directors by holders of the Common Stock who receive the greatest number of votes cast for the election of Directors by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote shall be elected Directors.

With respect to the election of Directors, Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Abstention from voting or nonvoting by brokers will have no effect on the election. A broker "nonvote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

Eight Directors are to be elected by the holders of the Common Stock at the Annual Meeting. Directors are elected on an annual basis. Each Director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF COMMON STOCK

The names and certain information concerning the persons to be nominated by the Board of Directors for election at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular Director or Directors has been withheld in the proxy. All nominees have consented to serve as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than eight nominees. The Board of Directors has nominated the persons named in the following table to be elected as Directors by the holders of the Common Stock:

NAME                     POSITION                      AGE       DIRECTOR SINCE
----                     --------                      ---       --------------
Lyle G. Hubbard          President, Chief Executive     48            1996
                         Officer and Director
Alexander P. Coleman     Director                       32            1998
Ronald C. Kesselman      Director                       56            1998
Richard L. Mazer         Director                       53            1998
Mary O. McWilliams       Director                       50            1995
Michael L. Ray           Director                       60            1995
E. Kay Stepp             Chairman of the Board          54            1995
                         of Directors
Paul F. Wenner           Founder, Chief Creative        51            1985
                         Officer and Director

LYLE G. HUBBARD joined the Company in April 1996 as President and Chief Executive Officer. In November 1996, Mr. Hubbard was named as a Director of the Company. Prior to his employment with the Company, Mr. Hubbard spent 15 years with The Quaker Oats Company ("Quaker") in Chicago, Illinois. During his tenure at Quaker, Mr. Hubbard was President of the $500 million Convenience Foods Retail Division and Senior Vice President and Chief Marketing Officer for the $1.8 billion Gatorade and Snapple Beverages, North America Division. While at Quaker, Mr. Hubbard was also credited with turning around several business units, including Quaker Rice Cakes. Mr. Hubbard holds an M.B.A. with a specialization in marketing from the University of Chicago and a B.A. degree with a psychology major from Lake Forest College.

ALEXANDER P. COLEMAN has been an investment partner of Dresdner Kleinwort Benson Private Equity LLC and a Vice President of Dresdner Kleinwort Benson North America LLC since January 1996. From 1989 to 1995, Mr. Coleman held various positions with Citicorp and its subsidiaries, including Citicorp Venture Capital. Mr. Coleman has been designated as a nominee for election as a director pursuant to the agreement between the Company and Dresdner Kleinwort Benson Private Equity Partners LP ("Dresdner") under which Dresdner acquired $15,000,000 principal amount of the Company's 7% Convertible Senior Subordinated Notes (the "Convertible Notes") in March 1998. Mr. Coleman received an M.B.A. from the University of Cambridge and a B.A. in Economics from the University of Vermont. He is also a director of Gateway HomeCare, Inc., Tritel Communications, Inc. and Pet's Choice, Inc., all of which Dresdner has significant equity investments in.

RONALD C. KESSELMAN has been Chairman and Chief Executive Officer of Elmer's Products and Executive Vice President of Borden Holdings, Inc., since 1996. He was also Chairman and Chief Executive Officer of Wise Foods from 1996 until May 1998 and was Group Vice President of Borden, Inc. from 1992 to 1996. In addition to more than 14 years with Borden, Mr. Kesselman managed three entrepreneurial companies in the food products and toy industries during the period from 1980 to 1987 and then spent five years as Senior Vice President at Mattel Toys. Mr. Kesselman received an M.B.A. in Marketing from the Kellogg School at Northwestern University and a B.A. degree in Economics from the University of Wisconsin.

RICHARD L. MAZER has been Executive Vice President and Chief Operating Officer of Ventura Foods, LLC, a food processor, since December 1997. Mr. Mazer has been involved in the food industry for the past 15 years, including through his strategic and financial consulting company, The Mazer Group, from 1992 to 1997. His most recent venture included an advisory role with Wilsey Foods during its negotiations of a merger with Holsum Foods to form Ventura Foods in 1996. Mr. Mazer is on the Board of Trustees of Food for All (formerly Food Industry Crusade Against Hunger). Mr. Mazer received B.S. degrees in Economics and Management from Massachusetts Institute of Technology.

MARY O. MCWILLIAMS has been Senior Vice President of Health Care Services and Boeing for Regence BlueShield since 1997. Ms. McWilliams was previously President and CEO of PacifiCare of Washington beginning in 1994. She also assumed responsibility for the Northwest Region of PacifiCare Health Systems in 1995 and held these positions through 1996. Prior to joining PacifiCare, she served as CEO for Sisters of Providence Health Plans in Oregon for 11 years. Ms. McWilliams currently serves on the Board of Directors for the Seattle Symphony Orchestra.

MICHAEL L. RAY has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy-Banc One Corporation Professor of Creativity and Innovation and of Marketing at Stanford University's Graduate School of Business. He is a specialist in new paradigm business, creativity, innovation, marketing communication, advertising and the behavioral science approach to marketing problems. Mr. Ray is a psychologist with training and extensive experience in advertising and marketing management and has co-authored several business oriented books. Mr. Ray is also a director of The Men's Wearhouse and is a founder, director and Chief Creative Officer of Insight Out Collaborations Inc., a company that offers training courses in creativity for corporations.

E. KAY STEPP formed and now operates Executive Solutions, Inc., a consulting firm which provides consulting services to senior executives and boards of directors. In 1995, Ms. Stepp was appointed Chairman of the Board of the Company. From 1989 to 1992, Ms. Stepp held the position of President and Chief Operating Officer of Portland General Electric Company ("PGE"), a Portland, Oregon, investor owned utilities company. From 1978 to 1989, Ms. Stepp held various other positions at PGE including President of the Energy Service Division, Vice President of Marketing and Operations and Vice President of Human Resources and Administration. Ms. Stepp currently serves on the Boards of Directors of Standard Insurance Company, Franklin Covey Company and Planar Systems, Inc. She is a former director of the Federal Reserve Bank of San Francisco.

PAUL F. WENNER, presently the Company's Chief Creative Officer, founded the Company in 1985 as a sole proprietorship and acted as its Vice President from the date of its incorporation until December 1989, when he became the Company's President, Chief Executive Officer and Chairman of the Board. In 1994, Mr. Wenner relinquished his duties as President and in 1995 relinquished his duties as Chairman of the Board, at which time he held the title of Founder, Senior Chairman of the Board of Directors and Chief Executive Officer. In April 1996, Mr. Wenner became Founder, Senior Chairman of the Board and Chief Creative Officer. In 1997, he relinquished the title of Senior Chairman of the Board, but remains a Director of the Company. From 1980 through 1984, he owned and operated the Garden House Restaurant and Gourmet Cooking School (the "School"), where he developed the Gardenburger(R) veggie patty. The School was affiliated with Mt. Hood Community College's evening educational curriculum. Mr. Wenner graduated from Mt. Hood Community College in Portland, Oregon in 1973, with two Associate of Arts degrees.

OTHER DIRECTORS

On April 14, 1999, the Company issued and sold 2,762,500 shares of its Series A Convertible Preferred Stock (the "Series A Shares") and 487,500 shares of its Series B Convertible Preferred Stock (the "Series B Shares" and, together with the Series A Shares, the "Preferred Shares") to certain investors at a price of $10.00 per share, or total consideration of $32.5 million. The Preferred Shares are convertible into Common Stock. Rosewood Capital III, L.P. ("Rosewood"), One Maritime Plaza, Suite 1330, San Francisco, California 94111, and various entities affiliated with Farallon Capital Management, L.L.C. (together, "Farallon")(1), One Maritime Plaza, Suite 1325, San Francisco, California 94111, each purchased 1,000,000 Preferred Shares in the transaction, as a result of which each of Rosewood and Farallon is deemed to beneficially own 10.2% of the outstanding Common Stock as of April 14, 1999, in each case assuming conversion of its Preferred Shares.

In addition, BT Capital Investors, L.P., and one of its affiliates (together, "BT Capital"), 130 Liberty Street, New York, New York 10006, acquired 650,000 Preferred Shares, and four affiliates of Gruber & McBaine Capital Management, LLC (together, "GMCM"), 50 Osgood Place, Penthouse, San Francisco, California 94133, acquired 400,000 Preferred Shares, as a result of which, as of April 14, 1999, BT Capital is deemed to beneficially own 6.8% of the outstanding Common Stock and GMCM is deemed to beneficially own 10.2% of the outstanding Common Stock (including the 538,850 shares of Common Stock previously owned by GMCM), in each case assuming conversion of its Preferred Shares. See also "Security Ownership of Certain Beneficial Owners and Management."

As long as a majority of the Series A Shares remain outstanding, the holders of the Series A Shares are entitled to elect two Directors by a majority of the outstanding shares, voting as a separate voting group. The Preferred Shares otherwise will have the right to vote together with the Common Shares as a single voting group at all shareholder meetings after the 1999 Annual Meeting, except that, as long as specified numbers of each series of Preferred Shares remain outstanding, the Preferred Shares are entitled to vote together as a single voting group (that is, without the Common Shares) with regard to the corporate actions specified in the Articles of Amendment to the Company's Restated Articles of

---------------------
(1) Each of the Farallon entities that acquired Preferred Shares holds such securities directly in its own name. In addition, two of such entities own an aggregate of 3,700 shares of Common Stock which they had previously acquired. As the general partner of certain of such entities, Farallon Partners, L.L.C. ("FPLLC"), may, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), be deemed to own beneficially the 3,700 shares of Common Stock and the Preferred Shares held by such entities, as well as the Common Stock into which such Preferred Shares are convertible. By virtue of investment management agreements between Farallon Capital Management, L.L.C., a registered investment adviser ("FCMLLC"), and the remaining Farallon entities, FCMLLC may, for purposes of Rule 13d-3 under the Exchange Act, be deemed the beneficial owner of the Preferred Shares held by such accounts, as well as the Common Stock into which such Preferred Shares are convertible. As a managing member of FPLLC and FCMLLC, Jason M. Fish, together with the other managing members of FPLLC and FCMLLC, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the Preferred Shares and Common Stock attributed to FPLLC and FCMLLC. Each of FCMLLC and FPLLC, and each managing member thereof, including Jason M. Fish, disclaims any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution.

Incorporation determining the terms of the Preferred Shares. In accordance with the stock purchase agreement, the two individuals named below were elected by the existing Board of Directors as Directors effective April 14, 1999, as the designees of the Series A Shares.

KYLE A. ANDERSON, age 42, is a founding member of Rosewood Capital Associates, L.L.C., the general partner of Rosewood Capital III, L.P., a consumer oriented private equity investment fund. Prior to joining Rosewood Capital Associates, L.L.C., in 1988, Mr. Anderson was a Vice President in the mergers and acquisitions department at First Boston Corporation. Mr. Anderson serves on the board of directors of a number of privately held companies, including Rubio's Restaurants, Inc., a restaurant holding company which filed a registration statement covering shares of its common stock on March 26, 1999. Mr. Anderson does not beneficially own any Common Stock.

JASON M. FISH, age 41, has been a managing member of Farallon Capital Management, L.L.C., and Farallon Partners, L.L.C., since April 1996, when they were formed to serve as management companies for affiliated investment funds. Mr. Fish was a managing director of a predecessor entity, Farallon Capital Management, Inc., from January 1993 through April 1996. Mr. Fish also serves as a director of Town Sports International, Inc., a health club management company, and Rubio's Restaurants, Inc., a restaurant holding company. Mr. Fish does not beneficially own any securities of the Company other than by virtue of the deemed beneficial ownership of Farallon's Preferred Shares and Common Stock, as discussed above.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during 1998. The Board of Directors has three committees: a Finance and Audit Committee, an Executive Personnel and Compensation Committee, and a Nominating and Governance Committee. No Director attended fewer than 75 percent of the total of the Board meetings and the meetings held by all committees of the Board on which he or she served during 1998.

FINANCE AND AUDIT COMMITTEE The Finance and Audit Committee (the "Audit Committee") is composed of Mr. Mazer (Committee Chair), Mr. Coleman and Ms. Stepp, who are all outside Directors of the Company. The Audit Committee reviews the Company's financial and operational activities and seeks to ensure that such activities are performed in accordance with all internal and external auditing and accounting requirements. It also evaluates the Company's relationship with its outside auditors and major financing initiatives proposed by management. The Audit Committee held four meetings in 1998.

EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE The Executive Personnel and Compensation Committee (the "Compensation Committee") is composed of Ms. McWilliams (Committee Chair), Ms. Stepp, Mr. Coleman and Mr. Mazer, who are outside Directors of the Company. The Compensation Committee is responsible for designing and administering the Company's executive and all other employee compensation plans, including the 1992 First Amended and Restated Combination Stock Option Plan ("the 1992 Plan"), providing oversight of other compensation matters, establishing officer salaries and bonuses, monitoring the performance and outside activities of officers, and overseeing succession planning. The Compensation Committee held four meetings during 1998.

NOMINATING AND GOVERNANCE COMMITTEE The Nominating and Governance Committee (the "Nominating Committee") is composed of Mr. Ray (Committee Chair), Mr. Hubbard, Mr. Kesselman and Mr. Wenner. The Nominating Committee is responsible for performing the Board's annual self evaluation, monitoring director performance, locating potential candidates to fill Board vacancies, and selecting the nominees to stand for election to the Board of Directors at each annual meeting of shareholders. The Nominating Committee does not consider nominees recommended by shareholders. The Nominating Committee held one meeting during 1998.

The Company's bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give written notice, by personal delivery or mail, to the Secretary of the Company. In the case of an annual meeting of shareholders, the notice must be received at the principal executive offices of the Company at the address specified above not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting. The notice must include the information listed in the bylaw provision.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

During 1998, Directors who served on the Compensation Committee included Mses. Stepp and McWilliams and Messrs. Coleman, Hubbard, Mazer, and Ray.

In March 1998, Dresdner purchased $15,000,000 principal amount of the Company's Convertible Notes. Mr. Coleman is an officer of the general partner of Dresdner.

Mr. Hubbard is President and Chief Executive Officer of the Company. Information concerning executive compensation is set forth below under the caption "Executive Compensation."


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 5, 1999, certain information furnished to the Company with respect to beneficial ownership of the Company's Common Stock of (i) each Director and Director nominee, (ii) the "named executive officers" (as defined under "Executive Compensation"), (iii) all persons known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock, and (iv) all executive officers and Directors as a group. See also "Election of Directors--Other Directors" above for information with respect to two new Directors and persons that became 5% beneficial owners of Common Stock as of April 14, 1999.


                                                                       COMMON STOCK (A)
                                                            --------------------------------------------
                                                                NUMBER OF         PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                              SHARES             OUTSTANDING
-------------------------------------------------------     ------------------ -------------------------
Paul F. Wenner (B) (C)                                           1,959,574                20.0%
Dresdner Kleinwort Benson Private Equity
 Partners LP (D)                                                 1,213,762                12.2%
HLM Management Co., Inc. (E)                                       749,800                 8.5%
Gruber & McBaine Capital Management, LLC (F)                       538,850                 6.1%
Lyle G. Hubbard (C)                                                365,550                 4.0%
Richard C. Dietz (C)                                                77,750                    *
E. Kay Stepp (C) (G)                                                52,035                    *
Michael L. Ray (C)                                                  16,000                    *
Mary O. McWilliams (C)                                              13,850                    *
Richard L. Mazer (C)                                                 9,000                    *
Ronald C. Kesselman (C)                                              8,100                    *
Alexander P. Coleman                                                 3,000                    *
All executive officers and Directors as a group (9
persons) (C)                                                     2,503,859                24.3%



------------------------
  *Less than one percent

(A) Applicable percentage of ownership is based on 8,783,271 shares of Common Stock outstanding as of March 5, 1999 together with applicable options held by each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 5, 1999 are deemed outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, each of the shareholders named above has sole voting and investment power with respect to all shares shown as being beneficially owned by them.
(B) Mr. Wenner's address is 1411 SW Morrison Street, Suite 400, Portland, Oregon 97205. Mr. Wenner has shared voting and dispositive power as to 32,654 shares which are held by the Paul F. Wenner Charitable Foundation Trust.
(C) Includes shares subject to options exercisable within 60 days after March 5, 1999, as follows: Mr. Wenner, 1,036,240 shares; Mr. Hubbard, 327,250 shares; Mr. Dietz, 75,750 shares; Ms. Stepp, 42,000 shares; Mr. Ray, 15,000 shares; Ms. McWilliams, 12,000 shares; Mr. Kesselman, 6,000 shares; Mr. Mazer, 6,000 shares; and all current executive officers and Directors as a group, 1,520,240 shares.
(D) The address of Dresdner is 75 Wall Street, New York, New York 10005. Includes 1,162,790 shares, which Dresdner has the right to acquire upon conversion of the Convertible Notes.
(E) The address of HLM Management Co., Inc. ("HLM"), is 222 Berkeley St., Boston, Massachusetts 02116. HLM, an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, filed a Schedule 13G reporting sole voting and dispositive power as to 749,800 shares of Common Stock at December 31, 1998.
(F) The address of Gruber & McBaine Capital Management, LLC ("GMCM"), Jon D. Gruber ("Gruber"), J. Patterson McBaine ("McBaine"), Thomas O. Lloyd-Butler ("TLB"), Lagunitas Partners, L.P. ("Lag"), and GMJ Investments, L.P. ("GMJ"), is 50 Osgood Place, Penthouse, San Francisco, California 94133. Gruber and McBaine are the managers of GMCM, an investment adviser, and TLB is a member of GMCM. GMCM is the general partner of Lag and GMJ, which are investment limited partnerships. The foregoing persons filed a Schedule 13D dated February 26, 1999, reporting shared voting and dispositive power as to 538,850 shares by GMCM, Gruber, McBaine and TLB; Lag and GMJ also have shared voting and dispositive power as to a portion of these shares as described below. The Schedule 13D also indicates that Gruber has sole voting and dispositive power as to an additional 69,150 shares (together with the 538,850 shares shown above, 6.9 percent of the outstanding Common Stock); McBaine has sole voting and dispositive power as to an additional 41,200 shares (together with the 538,850 shares shown above, 6.6 percent of the outstanding Common Stock); Lag has shared voting and dispositive power as to 250,250 shares (2.9 percent of the outstanding Common Stock); and GMJ has shared voting and dispositive power as to 2,500 shares.
(G) Includes 4,935 shares owned by Ms. Stepp's husband, as to which Ms. Stepp has indirect ownership. Ms. Stepp disclaims any voting or investment power with respect to such shares owned by her husband.

                               EXECUTIVE OFFICERS

The following table identifies the executive officers of the Company as of March 5, 1999, the positions they hold, and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors at the Annual Meeting to hold office until their successors are elected and qualified.
                                                                   POSITION HELD
NAME                AGE    CURRENT POSITION(S) WITH COMPANY            SINCE
-----------------   ---    --------------------------------------- -------------
Lyle G. Hubbard      48    President, Chief Executive Officer and      1996
                           Director
Richard C. Dietz     37    Executive Vice President, Chief Financial   1996
                           Officer, Treasurer and Secretary

For information on the business background of Mr. Hubbard see "Nominees for Director" above.

RICHARD C. DIETZ joined the Company in August 1994 as Executive Vice President, Treasurer and Chief Financial Officer. In 1996, Mr. Dietz was also appointed Secretary of the Company. From 1993 to July 1994, Mr. Dietz served as Vice President and Chief Financial Officer of Fine Arts Graphics Corporation of Oregon. From 1990 to 1993, Mr. Dietz was the Chief Financial Officer of Wyatt Software, Inc. Mr. Dietz received his public accounting experience with Arthur Andersen LLP from 1983 to 1987. He received a B.S. in Business Administration from Oregon State University in 1984 and an M.B.A. from the University of Oregon in 1991 and has also attended the Executive Education Series at the Harvard Business School.

                         OTHER KEY MANAGEMENT EMPLOYEES

MARY N. DILLON joined the Company in July 1996 as Vice President of Retail Marketing. Ms. Dillon was most recently a Director of Marketing at Quaker, where she was employed from 1984 to 1996. During that time, she focused on consumer marketing and general management across many product categories and was a senior manager for products such as snacks, pet foods, and beverages. Ms. Dillon received a B.A. in Marketing and Asian Studies at the University of Illinois at Chicago.

CARTER S. ELENZ joined the Company in July 1996 as Vice President of Retail Sales. From 1987 to 1996, Mr. Elenz held positions of increasing responsibility with Quaker, including sales management, marketing and general management at Quaker headquarters and multiple field locations. From 1985 to 1987, Mr. Elenz was an Account Executive with Gaines Foods. He graduated with a B.S. in Business Administration from Valparaiso University.

DAVID W. GATES joined the Company in July 1996 as Vice President of Sales and was promoted in 1998 to Senior Vice President. Prior to his employment with the Company, Mr. Gates spent over 30 years with Quaker, where he held various leadership positions in sales and served as General Manager of the Pritikin Foods Unit.

JAMES W. LINFORD joined the Company in March 1997 as Vice President of Supply Chain. He was Vice President and General Manager of CH2M Hill Food Group from 1995 to 1997, Director of Manufacturing for Ocean Spray Cranberries from 1993 to 1995 and General Manager of Operations for Ore-Ida Foods, a division of the Heinz Company, from 1987 to 1993. Mr. Linford received his B.S. from the University of Idaho.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table provides information for the years indicated concerning compensation awarded, paid to or earned by the Company's Chief Executive Officer and two other executive officers of the Company during 1998 whose salary and bonus during 1998 exceeded $100,000 (collectively referred to as the "named executive officers").


                                                                                     Long Term
                                                                                   Compensation
                                                     Annual Compensation              Awards
                                                 -----------------------------     --------------
                                                                                    Securities        All Other
                                                                                    Underlying         Compen-
Name and Principal Position          Year         Salary (A)       Bonus (B)        Options(#)        sation(C)
--------------------------------     ------      ------------    -------------     --------------    ------------
Lyle G. Hubbard, President,          1998         $287,149         $213,000            40,000         $ 14,824
 Chief Executive Officer and         1997          239,365          113,896            11,250            3,322
 Director (D)                        1996          149,909           21,808           450,000          180,692

Richard C. Dietz, Executive          1998          148,207           90,000            20,000            3,788
  Vice President, Chief              1997          130,000           39,729             9,750            2,600
  Financial Officer, Treasurer       1996          120,473           18,800            10,000              700
  and Secretary

Paul F. Wenner, Founder, Chief       1998          171,138          103,000                --            2,792
  Creative Officer and Director (E)  1997          164,800           50,231            11,240            3,169
                                     1996          166,259           15,973                --              507

(A) Amounts shown include cash compensation earned in each respective year, including amounts deferred at the election of the named executive officer pursuant to the Company's 401(k) Plan.
(B) Bonus amounts shown for 1998 have been accrued, but not paid as of the date of this proxy statement. Bonus amounts earned in 1997 and 1996 were paid in the first quarter of the following year.

(C)  Amounts included in this column for 1998 are as follows:

                                        LIFE INSURANCE
     NAME            401(K) MATCHING       PREMIUMS          HEALTH CLUB DUES
     ----            ---------------    --------------       ----------------
     Mr. Hubbard          $1,860           $2,035                 $10,929
     Mr. Dietz             2,997              791                       -
     Mr. Wenner            1,394            1,398                       -

     Amounts in this column for Messrs. Dietz and Wenner for 1996 and 1997 and for Mr. Hubbard for 1997 relate to 401(k) matching.
(D) Salary for 1996 includes amounts earned beginning April 1996 when Mr. Hubbard joined the Company. All Other Compensation for 1996 represents a $180,000 lump-sum payment for relocation expenses and $692 in 401(k) matching.
(E) As of April 1998, Mr. Wenner was no longer considered an executive officer of the Company. Compensation is shown for the full year.

STOCK OPTIONS
The following table contains information concerning the grant of stock options under the Company's 1992 Plan to the named executive officers in 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   Potential
                                                                                               Realizable Value
                                                                                               At Assumed Annual
                                                                                             Rates of Stock Price
                                                                                               Appreciation for
                                                Individual Grants                                Option Term(B)
                           ------------------------------------------------------------    ----------------------------
                              Number of       % of Total
                             Securities        Options
                             Underlying       Granted to
                               Options       Employees in     Exercise     Expiration
        Name                 Granted (A)     Fiscal Year    Price ($/Sh.)     Date              5%            10%
----------------------     ---------------- --------------- -------------- ------------    -------------- -------------
Lyle G. Hubbard                 40,000            8.56%        $ 8.94        02/09/08        $ 224,830     $ 569,763

Richard C. Dietz                10,000            2.14           8.94        02/09/08           56,207       142,441
                                10,000            2.14           8.97        02/13/08           49,278       131,592
                                ------
                                20,000

Paul F. Wenner                      --              --             --           --                  --            --


(A) Options granted during 1998 to the named executive officers vest as to 33.4 percent on the first anniversary of the grant date and as to an additional
     33.3 percent on each of the second and third anniversaries thereof. See "Change-in-Control Arrangements."
(B) These calculations are based on certain assumed annual rates of appreciation as required by executive compensation disclosure rules adopted by the SEC. Under these rules, an assumption is made that the shares underlying the stock options shown in this table will appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There is no assurance that amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS
The following table provides information concerning the exercise of options during 1998 and unexercised options held at December 31, 1998 with respect to the named executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                               Number of
                                                          Securities Underlying             Value of Unexercised
                                                           Unexercised Options              In-The-Money Options
                       Shares Acquired      Value        At December 31, 1998 (#)         At December 31, 1998 (A)
   Name                On Exercise (#)   Realized ($)   Exercisable    Unexercisable      Exercisable    Unexercisable
   ------------------- ----------------- ------------- -----------------------------      ----------------------------

   Lyle G. Hubbard            --              --          229,250         272,000         $  661,225       $   756,400
   Richard C. Dietz           --              --           71,750          28,000             83,687            60,498
   Paul F. Wenner             --              --        1,036,240              --         10,807,972                --


(A) Calculated based on the difference between the market value of the underlying securities at December 31, 1998, $11.50 per share, and the exercise price of the unexercised options.

                              DIRECTOR COMPENSATION

During 1998, non-employee Directors of the Company, except for Ms. Stepp, received an annual retainer of $12,000 paid in equal quarterly installments; directors who are employees are not paid a retainer. Ms. Stepp is paid an annual retainer of $20,000 in equal quarterly installments for performing her duties as Chairman of the Board. The non-employee Directors are also reimbursed for their expenses incurred in attending meetings of the Company's Board of Directors. Except for Messrs. Anderson, Coleman, and Fish, each non-employee, eligible Director also automatically receives an annual stock option grant under the 1992 Plan covering 6,000 shares of the Company's Common Stock on the date of each Annual Meeting of Shareholders. See also "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

            EMPLOYMENT CONTRACTS AND SEVERANCE AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

EMPLOYMENT CONTRACT
In April 1996, Lyle G. Hubbard entered into an employment agreement with the Company to serve as its Chief Executive Officer for a three-year term. The employment agreement was amended in November 1998 and again in March 1999. The agreement and the amendments are together referred to as the "Employment Agreement."

The Employment Agreement required the Company's Board of Directors to review Mr. Hubbard's performance within 60 days prior to the end of the second year of Mr. Hubbard's employment and decide whether to extend the term for an additional year, and to conduct similar reviews of Mr. Hubbard's performance within 60 days prior to the end of each successive year of the term of the Employment Agreement. Pursuant to this provision, the term of the Employment Agreement has been extended to April 15, 2001.

The Employment Agreement provided for initial base compensation of $225,000 per year, plus performance-based bonus awards. The Board of Directors periodically reviews Mr. Hubbard's base compensation and may increase, but not decrease, the amount of such compensation. Mr. Hubbard's base salary was $280,000 during 1998, and has been increased to $315,000 for 1999.

The Employment Agreement also provides that, in the event Mr. Hubbard's employment is terminated by virtue of death or disability or "without cause" (in the absence of a "change in control" as defined in the Employment Agreement), he will be entitled to severance pay equal to the greater of 18 months of his annual base compensation then in effect or the base compensation remaining to be paid to him for the duration of the term of the Employment Agreement, plus the monthly average of the annual incentive bonuses that he received for the two fiscal years ending prior to the fiscal year in which the termination occurs multiplied by the greater of 18 or the number of months remaining in the unexpired term of the Employment Agreement. If Mr. Hubbard's employment is terminated either by Mr. Hubbard with "good reason" or by the Company "without cause" within two years after a "change in control" of the Company for a share price greater than certain minimum levels, Mr. Hubbard's severance pay will consist of an amount equal to 2.99 times the sum of the average annual base compensation and average annual incentive compensation paid to him for the five years immediately preceding the change in control (or for such lesser number of years that Mr. Hubbard has been employed by the Company). The severance pay will be decreased if Mr. Hubbard would be left in a better position after payment of applicable taxes, including the excise tax imposed with respect to excess parachute payments under the Internal Revenue Code.

The Employment Agreement contains a noncompetition covenant that prohibits Mr. Hubbard, during his employment and for a two-year period after the date of termination of his employment with the Company, from engaging in or assisting any business that competes with the Company in the production, marketing or sale of meat substitute vegetarian food products.

SEVERANCE ARRANGEMENT
The Company has entered into a severance agreement with Mr. Dietz pursuant to which he is entitled to receive, in connection with involuntary termination of employment other than for cause, six months' salary and benefits, as well as up to an additional six months' salary and benefits until new employment is found. In addition, all unvested options held by Mr. Dietz will become immediately exercisable and will have a five-year term from the date of involuntary termination.

CHANGE-IN-CONTROL ARRANGEMENTS
Certain options granted to the named executive officers of the Company after May 24, 1995 contain provisions to the effect that such options will immediately become exercisable as to shares not previously vested upon (i) termination of employment by the Company without cause, or as a result of the optionee's death or disability; or (ii) a change in control of the Company. A change in control will be deemed to have occurred upon the earlier of:
         (a) the date that any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or
         (b) the date of any annual or special meeting of shareholders at which a majority of the Directors then elected are not individuals nominated by the Company's then incumbent Board; or

         (c) the date of approval by the shareholders of the Company of (i) a plan of merger or consolidation of the Company in which such shareholders will not hold at least 75 percent of the combined voting power of the resulting entity immediately following such merger or consolidation, or (ii) a plan of complete liquidation of the Company or an agreement for the sale of substantially all of the Company's assets.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Board of Directors is responsible for reviewing executive officer compensation in accordance with policies approved by the Board. Executive officers who serve on the Board of Directors do not participate in decisions concerning their own compensation. Awards to executive officers under the Company's 1992 First Amended and Restated Combination Stock Option Plan are made by the Compensation Committee.

COMPENSATION PHILOSOPHY AND POLICIES
The Company's philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on the performance of the Company. Executive officer compensation includes market competitive base salaries, annual performance-based bonuses, 401(k) contributions and long-term stock-based incentive opportunities in the form of options exercisable to purchase the Company's Common Stock. Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's named executive officers. It is the policy of the Board of Directors that, to the extent possible, compensation will be structured so that it meets the "performance-based" criteria as defined by Section 162(m) and therefore is not subject to federal income tax deduction limitations. The Board of Directors has the right to waive pre-established performance criteria in granting awards.

BASE SALARIES
In setting the salaries and bonuses for 1998 of the executive officers listed in the Summary Compensation Table above, the Company utilized a study prepared by Towers Perrin. The study surveyed companies within the Company's industry and looked at factors such as annual revenues and expected growth rates. Some of the companies included in the above mentioned survey are also included in the indices used in the Performance Graph included in this Proxy Statement. Base salaries are targeted to be near the 50th percentile of the comparison companies. Based on this, Mr. Hubbard's 1998 base salary level was established at $280,000.

ANNUAL BONUSES
The Company's 1998 Executive Bonus Plan provided for performance-based bonuses based on achieving certain revenue growth targets while not exceeding certain operating loss objectives. Target bonus amounts were 55 percent of base salary for the Chief Executive Officer and 45 percent of base salary for the Company's other executive officers. The bonus target is based 25 percent on achievement of key strategic objectives that vary by position and 75 percent on attaining sales growth targets. An unlimited payout is possible for exceeding the sales growth targets. Towers Perrin assisted the Compensation Committee in the determination of bonus criteria and target amounts relative to annual base salary.

Under the bonus plan, the Chief Executive Officer earned a total bonus award for 1998 of $283,498. The total amount that the Chief Executive Officer will actually be paid as his 1998 bonus has not yet been finally determined, but the Company's Board of Directors has directed that $213,000 of the bonus award, representing 76 percent of 1998 base salary, be paid to the Chief Executive Officer during 1999. In early 2000, the Board of Directors will determine whether and to what extent the Chief Executive Officer should receive the remainder of his 1998 bonus. The Board's determination will be based on its evaluation of the Company's performance of its 1999 business plan.

In addition, the Chief Financial Officer earned a total 1998 bonus award of $120,171, of which $90,000 will be paid during 1999, and the Chief Creative Officer earned a total 1998 bonus award of $136,625, of which $103,000 will be paid during 1999. Each such payment represents approximately 62 percent of 1998 base salary. In early 2000, the Board of Directors will determine whether and to what extent these two officers should receive the balance of their 1998 bonus awards, based on its evaluation of the Company's performance of its 1999 business plan.

CAPITAL ACCUMULATION/RETIREMENT PLANS
The Company offers its employees the opportunity to participate in a defined contribution retirement (401(k)) plan designed to allow employees, including executive officers, to accumulate retirement funds. The first two percent of each employee's compensation is eligible for a pro-rata matching contribution by the Company.

STOCK OPTION AWARDS FOR 1998
The Company's 1992 First Amended and Restated Combination Stock Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock. Options are granted at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options are granted to aid in attracting and retaining key employees and to align the interests of key employees with those of shareholders by providing an economic incentive to maximize shareholder value. Stock options have value for employees only if the price of the Company's stock increases above the fair market value on the date the option is granted.

The number of shares subject to stock options granted to an employee is based on the employee's ability to affect corporate results, which generally depends on the level and amount of responsibility of the employee's position. Towers Perrin advised the Compensation Committee as to the appropriate number of stock options to grant to executive officers of the Company to remain competitive. See the "Option Grants in Last Fiscal Year" table for a summary of stock options granted to the executive officers of the Company in 1998. Mr. Hubbard received options covering 40,000 shares of the Company's Common Stock in the first quarter of 1998 based on the Company's 1997 performance.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Mary O. McWilliams (Chair) Richard L. Mazer
Alexander P. Coleman       E. Kay Stepp

                             STOCK PERFORMANCE GRAPH

The SEC requires that public companies include in their proxy statements a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the company, (b) a broad-based equity market index and (c) an industry-specific index. The broad-based market index used by the Company is the Nasdaq Stock Market Total Return Index - U.S. and the industry-specific index used is the Standard & Poors MidCap Foods Index.




                       [STOCK PERFORMANCE GRAPH DIAGRAM]



















                                                  Indexed Returns
                                       Base       Year Ended
                                      Period      -------------------------------------------------------------------
Company/Index                        12/31/93      12/31/94      12/31/95      12/31/96       12/31/97      12/31/98
------------------------------     -----------    ----------    ----------    ----------     ----------    ----------
Gardenburger, Inc.                     $100.00       $ 84.14       $ 55.79       $ 45.73        $ 65.85       $ 84.14
Nasdaq U.S. Index                       100.00         97.74        138.23        170.01         208.64        255.04
S&P MidCap Foods Index                  100.00         91.83        119.16        131.85         163.23        159.33



                                   Annual Percentage Return
                                   Year Ended
                                   --------------------------------------------------------------------
Company/Index                       12/31/94      12/31/95       12/31/96      12/31/97       12/31/98
------------------------------     ----------    -----------    ----------    ----------     ----------
Gardenburger, Inc.                  (15.86)         (33.70)       (18.03)        44.00          27.78
Nasdaq U.S. Index                    (2.26)          41.43         22.99         22.72          22.24
S&P MidCap Foods Index               (8.17)          29.76         10.65         23.79           (2.39)


                         INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Arthur Andersen LLP as its independent public accountants for the year ended December 31, 1999. Arthur Andersen LLP were the Company's independent public accountants for the year ended December 31, 1998. A representative from Arthur Andersen LLP is expected to be present at the Company's Annual Meeting of Shareholders, will be available to respond to appropriate questions and will have the opportunity, although is not expected, to make a statement if he desires to do so.

                             MANAGEMENT TRANSACTIONS

The Company's Board of Directors has adopted a policy that any transactions between the Company and its officers, Directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10 percent of the outstanding shares of the Company's Common Stock ("10 percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its Directors, executive officers and 10 percent shareholders, the Company's officers, Directors and 10 percent shareholders complied with all applicable Section 16(a) filing requirements during 1998, except (i) Ms. McWilliams, a Director of the Company, filed one late report on Form 4, Statement of Changes in Beneficial Ownership, involving one purchase transaction and (ii) Messrs. Coleman, Kesselman and Mazer, Directors of the Company, each filed his initial report of beneficial ownership on Form 3 after the due date.

                              SHAREHOLDER PROPOSALS

Any shareholder who wishes to have a proposal included in the Company's proxy materials for its 2000 Annual Meeting must deliver the proposal to the Company at its principal executive office no later than December 23, 1999. Any such proposal must meet the informational and other requirements set forth in the SEC's rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

The Company's bylaws also provide that a shareholder may not present a matter for action at a meeting (other than matters included in the notice of the meeting) unless the shareholder has delivered written notice thereof to the Secretary not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the case of the Company's 2000 Annual Meeting, this notice must be received by the Company no later than March 13, 2000. The notice must include the information listed in the bylaw provision.

                          TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1998. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, GARDENBURGER, INC., 1411 SW MORRISON STREET, SUITE 400, PORTLAND, OREGON 97205.


                                  By Order of the Board of Directors:



                                  E. Kay Stepp
Dated:  April 21, 1999            CHAIRMAN OF THE BOARD OF DIRECTORS

Command Financial Press Corp.--New York (212)274-0070  Rev. 7.0     18:00 4/5/99
                                                                 13936   Proxy,1
First Chicago Trust Company--Regular/Portrait--XXXX

--------------------------------------------------------------------------------
                               GARDENBURGER, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints E. Kay Stepp and Richard C. Dietz as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gardenburger, Inc. to be held on May 12, 1999, at 10:00 a.m. Pacific Daylight Savings Time, and any adjournments thereof, with all the powers that the under-signed would possess if personally present.

             PLEASE MARK, SIGN, AND RETURN THE PROXY CARD PROMPTLY


                 (Continued and to be signed on reverse side.)

                                                                     SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

Command Financial Press Corp.--New York (212)274-0070  Rev. 9.0     18:00 4/7/99
                                                                 13936   Proxy,2
First Chicago Trust Company--Regular/Portrait--XXXX

--------------------------------------------------------------------------------
     Please mark your
/X/  votes as in this
     example.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEM BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES
NAMED IN PROPOSAL 1.                                    ---

--------------------------------------------------------------------------------
              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                     FOR EACH OF THE NOMINEES LISTED BELOW.
--------------------------------------------------------------------------------

                      FOR   WITHHELD
1. Election of                          Nominees:
   Directors (Check   / /     / /       Alexander P. Coleman, Lyle G. Hubbard,
   only one box)                        Ronald C. Kesselman, Richard L. Mazer,
                                        Mary O. McWilliams, Michael L. Ray,
                                        E. Kay Stepp, Paul F. Wenner

Instructions:  To withhold authority to vote for any individual nominee, mark
               "For" above and write the individual's name on the line below.

                                        In their discretion, the Proxies are
                                        authorized to consider and act upon any
                                        other matter which may properly come
                                        before the meeting or any adjournment
                                        thereof.

-------------------------               The undersigned acknowledges receipt of
                                        the 1999 Notice of Annual Meeting and
                                        accompanying Proxy Statement and revokes all prior proxies for said meeting.






SIGNATURE(S)___________________________      DATE______________________________

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.
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                              FOLD AND DETACH HERE








                    YOU ARE CORDIALLY INVITED TO ATTEND THE

                       ANNUAL MEETING OF SHAREHOLDERS OF

                               GARDENBURGER, INC.

                                   TO BE HELD

                            WEDNESDAY, MAY 12, 1999

                   10:00 A.M. PACIFIC DAYLIGHTS SAVINGS TIME,

                     OREGON CONVENTION CENTER, BALLROOM 201

                     777 N.E. MARTIN LUTHER KING JR. BLVD.,

                             PORTLAND, OREGON 97212